EXHIBIT 16.1

May 15, 2017

Securities and Exchange Commission

100 F Street, N.W.

Washington, D.C. 20549

Re: Eastgate Biotech Corp.

We have read the statements of Eastgate Biotech Corp. pertaining to our firm included under Item 4.01 and Item 4.02 of Form 8-K dated May 10, 2017 and agree with such statements as they pertain to our firm.

/s/ Sadler, Gibb & Associates, LLC

SADLER, GIBB & ASSOCIATES, LLC

Salt Lake City, Utah

May 15, 2017